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                                                                       Exhibit 2

                             SUBSCRIPTION AGREEMENT

Vitalstate, Inc
2191 Hampton Avenue
Montreal, Quebec
Canada  H4A 2K5

Gentlemen:

         1. Pursuant to the terms of the offer (the "Offering") made by Vitalstate, Inc. (the "Company"), the undersigned hereby tenders this subscription and applies for the purchase of 4,000,000 units ("Units") of the Company at a purchase price of US$.50 per Unit, each Unit consisting of (a) one share ("Shares") of common stock, par value $0.000333 per share (the "Common Stock"), and (b) one Special Common Stock Purchase Warrant ("Warrants"). Upon vesting in accordance with the terms thereof, each Warrant requires the holder to purchase one share of Common Stock ("Warrant Shares") at an exercise price of US$.50 per Warrant Share. The form of Warrant is annexed hereto as Exhibit A.

         The subscriber is sending: (1) an executed copy of this Subscription Agreement, and (2) EITHER A CHECK IN US FUNDS made out to Vitalstate, Inc. for the full amount of the purchase price for the Units for which the undersigned is subscribing to:

         Vitalstate, Inc.
         2191 Hampton Avenue
         Montreal, Quebec
         Canada  H4A 2K5
         Attn:  James Klein

         OR

         The subscriber may WIRE TRANSFER immediately available U.S. funds for the full amount of the purchase price of the Units for which the undersigned is subscribing plus all wire transfer fees to:

         Beneficiary:  VITALSTATE INC.
         Beneficiary Bank:          NATIONAL BANK OF CANADA
                                    600 de la Gauchetiere W. Street
                                    Montreal, Quebec H3B 4L2
         Account No.:  75-62
         Branch No.:  0743-1
         Bank Code:  006

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         2. Representations and Warranties of the Subscriber. In order to induce the Company to accept this subscription, the undersigned hereby represents and warrants to, and covenants with, the Company as follows:

            (a) The undersigned has received and carefully reviewed such information and documentation relating to the Company that the undersigned has requested, and has had full and complete access to all of the Company's filings with the U.S. Securities and Exchange Commission.

            (b) The undersigned has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the Offering, and all such questions, if any, have been answered to the full satisfaction of the undersigned;

            (c) The undersigned has such knowledge and expertise in financial and business matters that the undersigned is capable of evaluating the merits and risks involved in an investment in the Units;

            (d) The undersigned understands that the Company has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation S promulgated by the U.S. Securities and Exchange Commission is applicable to the offer and sale of the Units, based, in part, upon the representations, warranties and agreements made by the undersigned herein.

            (e) Except as set forth herein, no representations or warranties have been made to the undersigned by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the undersigned is not relying upon any information, other than the results of independent investigation by the undersigned;

            (f) The undersigned has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations of the undersigned hereunder and this Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms;

            (g)
                (i) The undersigned understands and acknowledges that (A) the Units, Shares, Warrants or Warrant Shares (collectively, the "Securities") acquired pursuant to this Subscription Agreement have not been registered under the Securities Act and are being sold in reliance upon an exemption from registration afforded by Regulation S; and that such Securities have not been registered with any state securities commission or authority; (B) pursuant to the requirements of Regulation S, the Securities may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder; and (C) other than as set forth in this Subscription Agreement between the Company and the undersigned or the Registration Rights Agreement referred to herein, the Company is under no obligation to register the Securities under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available;

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                (ii) (A) The undersigned is not a U.S. Person (as defined in
Regulation S) and is not acquiring the Securities for the account of any U.S. person; (B) if a corporation, it is not organized or incorporated under the laws of the United States; and (C) if a corporation, no director or executive officer is a national or citizen of the United States.

                (iii) The undersigned was not formed specifically for the purpose of acquiring the Securities being purchased pursuant to this Subscription Agreement.

                (iv) The undersigned is purchasing the Securities for its own account and risk and not for the account or benefit of a U.S. Person as defined in Regulation S and no other person has any interest in or participation in the Securities or any right, option, security interest, pledge or other interest in or to the Securities. The undersigned understands, acknowledges and agrees that it must bear the economic risk of its investment in the Securities for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Securities, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

                (v) The undersigned will offer, sell, pledge or otherwise transfer the Securities only in accordance with Regulation S, an effective registration statement or pursuant to an available exemption under the Securities Act and, in any case, in accordance with applicable state securities laws. The transactions contemplated by this Subscription Agreement have neither been pre-arranged with a purchaser who is in the United States or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

                (vi) The offer leading to the sale evidenced hereby was made in an "offshore transaction." For purposes of Regulation S, the undersigned understands that an "offshore transaction" as defined under Regulation S is any offer or sale not made to a person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States.

                (vii) Neither the undersigned nor any affiliate of the undersigned or any person acting on its behalf, has made or is aware of any "directed selling efforts" in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Securities being purchased hereby.

                (viii) The undersigned understands that the Company is the seller of the Securities which are the subject of this Subscription Agreement, and that, for purpose of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S

                                       3
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and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. The undersigned agrees that it will not, during the Distribution Compliance Period set forth under Rule 903(b)(iii)(A), act as a distributor of the securities offered hereby, either directly or though any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Securities other than to a non-U.S. Person.

                (ix) The undersigned acknowledges that the Securities will bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN "OFFSHORE TRANSACTION" IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

            (h) The undersigned is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to the undersigned's right, subject to the provisions of this Subscription Agreement and the Registration Rights Agreement referred to herein, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable federal, foreign and state securities laws.

         3. Representations, Warranties and Agreements of the Company. The Company hereby represents and warrants to , and covenants, with, the undersigned as follows:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority to own its properties and to conduct the business in which it is now engaged.

            (b) The Company has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform all of its obligations and covenants hereunder, and no consent or approval of any other person or governmental authority is required therefore. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations and covenants hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate

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         action. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms. As a result of such authorization, the undersigned will not be subject to Section 912 of the New York Business Corporation Law.

            (c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the Certificate of Incorporation, as amended, or By-Laws of the Company or any law, statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with or results in any breach of any of the terms of or constitutes a default under or results in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Company is a party or by which the Company or any of its assets is bound. The sale of the Units is being made in compliance with all applicable federal, state and foreign securities law.

            (d) The Shares being issued hereunder have been duly authorized and, when issued to the undersigned will be validly issued, fully paid and non-assessable.

            (e) Attached hereto as Schedule 3(e) is a true and complete list of the holders of any class or series of stock of the company as at the date hereof, together with their holdings thereof, and a true and complete list of all persons and entities to whom, as of the date hereof, options, warrants or other instruments convertible into or exercisable for any class or series of stock of the Company have been issued, together with their holdings of such options, warrants or other instruments.

            (f) Except as otherwise provided in Schedule 3(f), there are no shareholder agreements or other agreements relating to voting, issuance or registration of shares.

            (g) No shares of capital stock of the Company are subject to pre-emptive or similar rights nor is any holder of the Company's capital stock entitled to pre-emptive or similar rights arising our of any agreement or understanding with the Company.

         4. Board Representation. For so long as the undersigned (or its subsidiaries) owns a minimum of 5% of the outstanding Common Stock of the Company, the undersigned shall have the right (but not the obligation) to designate to the board of directors of the Company up to that number of directors, as a percentage of the whole board of the Company, as shall be equal to the undersigned's percentage ownership of the outstanding shares of Common Stock. The foregoing calculation shall be made without giving effect to (i) the conversion or exercise of any options, warrants or other convertible securities of the Company held by either the undersigned or any other holder of options, warrants or other convertible securities or (ii) any shares of Common Stock held in treasury or by any subsidiary of the Company. If the calculation required above would entitle the undersigned to designate a fraction of a director to the board of the Company, the number of directors that the undersigned shall be entitled to designate shall be rounded up to the next highest whole number. Notwithstanding the foregoing percentage requirement, the undersigned will be entitled to appoint at least one director to the board of directors of the Company for so long as it owns a minimum of 5% of the outstanding Common Stock of the Company. Such designees shall receive the same compensation as is paid to other non-officer directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending meetings of the board of directors. The Company hereby agrees to indemnify and hold such designees harmless, to the maximum extent permitted by law against any and all actions, suits, proceedings, inquiries, arbitrations, investigations, litigation, governmental or other proceedings, domestic or foreign, and awards and judgments arising out of such designees' service as a director of the Company. The Company does not presently maintain D&O Insurance for its directors but hereby covenants that it will obtain such insurance for its directors, including the designees of the undersigned, as soon as such becomes available to it on commercially reasonable terms. The Company has further agreed, as a condition to the sale of the Units, to enter into an Indemnity Agreement, in the form attached hereto, with each of its directors, including the designees of the undersigned. As a further condition of the sale of the Units, the Company shall deliver to the undersigned an agreement, in the form of Exhibit 4 attached hereto, signed by shareholders of the Company owning at least a majority of the Company's outstanding voting shares in which each such shareholder agrees to vote all shares of voting stock of the Company beneficially held by him, her or it in accordance with the provisions of this Section 4. Immediately prior to the sale of the Units, the Company shall deliver all executed Exhibit 4 agreements it shall have then obtained. The Company covenants that it will deliver the balance of the Exhibit 4 agreements required to be delivered by it, to the undersigned, as soon as practicable following such sale. The Company will cause any persons or entities who in the future acquire more than 5% of the outstanding voting stock of the Company to deliver a letter in the form of
Exhibit 4 to the undersigned; provided, however, that such obligation shall not apply if all of such shareholder's shares are acquired in transactions to which the Company is not a party.

         5. Right of First Refusal.

            (a) In the event that, at any time while the undersigned owns any shares of Common Stock of the Company, the Company shall receive a bona fide written offer or enter into a bona fide written agreement (the "Offer") for the purchase of any of its shares of stock, or for the purchase of any debt instruments to be issued by it, from any party (the "Offerer"), then the Company shall give to the undersigned notice of the Offer (the "Notice") of the Offer, which Notice shall contain a detailed description of the Offer. The Notice shall also contain the name and address of the Offerer and shall be accompanied by (i) a copy of the Offer and (ii) a statement in writing from the person or entity that has made the Offer that he, she or it recognizes that the Company is subject to the provisions of this Section 5. The shares of stock subject to such Offer are referred to herein as the "Offered Shares" and the debt instruments subject to such Offer are referred to herein as the "Offered Debt."

            (b) Upon the giving by the Company of a Notice, the undersigned shall have the right, but not the obligation (the "First Refusal Right"), to purchase, at the price, on the terms and subject to the conditions specified in the Offer, up to that portion of the Offered Shares and/or that portion of the Offered Debt covered by the Notice as is equal to the undersigned's Specified Portion (as defined below). Within fifteen (15) days after receipt of the Notice, the undersigned shall notify the Company (the "First Refusal Notice") whether it intends to exercise the First Refusal Right. Failure to give the First Refusal Notice within such period shall constitute a waiver of the First Refusal Right with respect to such Offer.

            (c) As used herein, "Specified Portion" shall mean the quotient obtained by dividing (I) the number of shares of Common Stock then held by the undersigned by (II) the total number of shares of Common Stock then outstanding. The foregoing calculation shall be made without giving effect to (i) the conversion or exercise of any options, warrants or other convertible securities of the Company held by either the undersigned or any other holder of options, warrants or other convertible securities or (ii) any shares of Common Stock held in treasury or by any subsidiary of the Company.

            (d) The Company shall have the obligation to sell to the undersigned such Offered Shares and/or Offered Debt as are covered by the First Refusal Notice. In the event that the undersigned determines not to purchase any of the Offered Shares and/or any of the Offered Debt or fails to timely deliver a First Refusal Notice, the Company may sell the Offered Shares and/or the Offered Debt to the Offerer on terms no different from those specified in the Offer. In the event that such terms are different from those specified in the Offer or if the sale to the Offerer of the Offered Shares and/or the Offered Debt which were the subject of the Offer is not completed within the ninety (90) day time period referred to in Section 5(e) below, the Offered Shares and the Offered Debt shall again be subject to the restrictions contained in this Section 5.

            (e) The closing for any purchase of the Offered Shares and/or the Offered Debt by the undersigned and/or the Offerer, as applicable, shall be held at the offices of the Company within ninety (90) days of the giving of the Notice, at such time and place as the parties to the purchase transaction shall agree. At the closing, the undersigned or the Offerer, as the case may be, shall pay for the Offered Shares and/or the Offered Debt in accordance with the terms of the Offer.

            (f) It shall be a condition precedent to the sale of the Offered Shares or the Offered Debt to any Offerer that, at least ten (10) days prior to such sale, the Company shall deliver drafts of the closing documents to the undersigned (and give at least one (1) business days' notice of any material changes in such documents that are made after such delivery and prior to the closing).

            (g) The rights and obligations of the undersigned under this Section 5 may be assigned by it to any of its affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended).

            (h) The Company acknowledges that the undersigned will be irreparably damaged in the event of a breach or threatened breach of the terms, covenants and/or conditions of this Section 5, which damages will not be measurable or compensable in money damages unless this
         Section 5 shall be specifically enforced. Therefore, in addition to any other remedy to which the undersigned may be entitled, the undersigned shall be entitled to a preliminary and permanent injunction against the Company, without showing any actual damage or threat of irreparable injury, and/or a decree for specific performance by the Company, without any bond or other security being required in connection therewith, in accordance with the provisions hereof.

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         6. The Company has agreed to register the Shares and Warrant Shares in accordance with the attached Registration Rights Agreement.

         7. The undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company=s execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

         8. The undersigned understands that the Company may, in its sole discretion, reject this subscription, in whole or in part, and/or reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor's subscription.

         9. The Company and the undersigned each agree to indemnify the other party and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which the other party may sustain or incur in connection with the breach by the Company or the undersigned, as the case may be, of any representation, warranty or covenant made by it herein.

         10. Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned (except that the undersigned can assign any of its rights hereunder to any of its affiliates (as such term is defined in Rule 405 under the Securities Act)).

         11. This Subscription Agreement (i) may only be modified by a written instrument executed by the undersigned and the Company; (ii) sets forth the entire agreement of the undersigned and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and the undersigned and their respective heirs, legal representatives, successors and permitted assigns.

         12. Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

         13. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to the undersigned, to the address set forth on the signature page hereto; and if to the Company, to VitalState, Inc., 2191 Hampton Avenue, Montreal, Quebec, Canada H4A 2K5, Attention: President or to such other address as the Company or the undersigned shall have designated to the other by like notice.

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                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 27th day of February, 2003.

Number of Units Subscribed for              4,000,000
                               -------------------------------------------------

Organization Signature:                Individual Signature:

Scepter Holdings, Inc.
-------------------------------------  -----------------------------------------
Print name of Organization             Signature

By: /s/ Robert S. Torokvei
    ---------------------------------  -----------------------------------------
    Name:  Robert S. Torokvei          Print Name
    Title:

                                       -----------------------------------------
[ ] "U.S. Person" [x] "Non-U.S.        Additional Signature of Joint Owner
                      Person"
   (Check box that applies)
                                       -----------------------------------------
                                       Print Name

                                       [ ] "U.S. Person" [ ] "Non-U.S. Person"
                                              (Check box that applies)

         (All Subscribers should please print information below exactly as you wish it to appear in the records of the Company)

Scepter Holdings, Inc.

-------------------------------------  -----------------------------------------
Name                                   Social Security Number of Individual
                                       or other Taxpayer I.D. Number

Address:                               Address for notices if different:

170 Midwest Road
-------------------------------------  -----------------------------------------
Number and Street                      Number and Street

Toronto, Ontario            M1P 3A9
-------------------------------------  -----------------------------------------
City            State       Zip Code   City            State       Zip Code

Please check the box to indicate form of ownership (if applicable):

--------------------------------------------------------------------------------
TENANTS-IN-COMMON [ ]
(Both Parties must sign above)

JOINT TENANTS WITH RIGHT OF SURVIVORSHIP [ ]
(Both Parties must sign above)

COMMUNITY PROPERTY [ ]
(Both Parties must sign above)
--------------------------------------------------------------------------------

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

                           ACCEPTANCE OF SUBSCRIPTION

         The foregoing subscription is hereby accepted by Vitalstate, Inc. this 27th day of February, 2003, for 4,000,000 Units.


                                       VITALSTATE, INC.

                                       By: /s/ James Klein
                                           -------------------------------------
                                           Name:  James Klein
                                           Title: Secretary and Treasurer

                                       10